EXHIBIT 10.8

SECOND AMENDED AND RESTATED LOAN AGREEMENT

DATED AS OF NOVEMBER 21, 2006

by and between

PGRT EQUITY, LLC,

as Holder,

and

CONTINENTAL TOWERS ASSOCIATES III, LLC

and

CONTINENTAL TOWERS, L.L.C.,

collectively as Borrower

SECURED BY CONTINENTAL TOWERS, ROLLING MEADOWS, IL.

TABLE OF CONTENTS

Page

ARTICLE I GENERAL PROVISIONS	3
1.1	Definition of Terms.	3
1.2	Other Terms..	8
1.3	Construction and Interpretation	8
1.4	Incorporation of Recitals..	8
1.5	Conditions Precedent.	9
ARTICLE II LOAN	9
1.5	Loan	9
1.5	Note.	10
2.3	Interest..	10
2.4	Security for the Loan.	10
2.5	Release.	10
2.6	Costs and Expenses.	10
ARTICLE III PAYMENTS	10
3.1	Basic Payments.	10
3.2	Maturity Date..	11
3.3	Payment of Adjusted Net Operating Income.	11
3.4	Application of Adjusted Net Operating Income.	11
3.5	Application Upon Event of Default	11
ARTICLE IV REPRESENTATIONS AND WARRANTIES	11
4.1	Representations and Warranties.	11
4.2	Tenant In Common Agreement.	12
4.3	Securities Laws Compliance.	12
4.4	Continuance of Representations and Warranties..	13
ARTICLE V COVENANTS	13
5.1	Payment and Performance.	13
5.3	Leasing Guidelines.	13
5.4	Management and Contracts	14
5.5	Books and Records.	14
5.6	Special Undertaking	14
5.7	Financial Statements and Reports	15
5.8	Tenant In Common Agreement.	15
5.9	Rent Account Arrangements.	16
ARTICLE VI EVENTS OF DEFAULT	17
6.1	Event of Default.	17
6.2	Notice to Holder	18
6.3	Rights of and Limitations on Holder.	18
6.4	Rights Cumulative.	18
6.5	Holder Performance of Obligations	18
6.6	Grace Periods.	19
ARTICLE VII REAFFIRMATION	19

7.1	Reaffirmation	19
ARTICLE VIII MISCELLANEOUS	19
8.1	Approvals To Be In Writing	19
8.2	Governing Law.	20
8.3	Indemnification Against Commissions..	20
8.4	Notices.	20
8.5	Assignability.	21
8.6	Binding Effect.	21
8.7	Severability.	21
8.8	Time of the Essence..	21
8.9	Survival.	21
8.10	No Joint Venture: Indemnity.	22
8.11	Conflict.	22
8.12	Contribution Among Borrowers.	22
8.13	Joint and Several	22
8.15	Exculpation of Controlling Entities.	23

SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT is made and entered into as of this 21st day of November, 2006 (the "Effective Date"), by and among CONTINENTAL TOWERS, L.L.C., a Delaware limited liability company, whose mailing address is c/o CTA General Partner, L.L.C., 77 W. Wacker Drive, Suite 3900, Chicago, IL 60601 and CONTINENTAL TOWERS ASSOCIATES III, L.L.C., a Delaware limited liability company, whose mailing address is c/o CTA General Partner, L.L.C., 77 W. Wacker Drive, Suite 3900, Chicago, IL 60601 (collectively, “Borrower”) RICHARD A. HEISE ("Heise"), and PGRT EQUITY, L.L.C., a Delaware limited liability company, whose mailing address is 77 W. Wacker Drive, Suite 3900, Chicago, IL 60601 (“Holder”).

RECITALS

A.

American National Bank And Trust Company Of Chicago, a national banking association, not personally but solely as Trustee under Trust Agreement dated July 26, 1977 and known as Trust No. 40935 ("Original Borrower"), Continental Towers Associates-I, L.P. ("CTAI"), Richard A. Heise, Roland E. Casati, the Casati-Heise Partnership and General Electric Capital Corporation ("Original Lender") executed and delivered that certain Loan Modification and Amended and Restated Loan Agreement dated as of June 1, 1995 and recorded August 17, 1995 as Document Number 95545031, as amended by that certain First Amendment to Loan Modification and Amended and Restated Loan Agreement dated as of December 12, 1997 and recorded December 17, 1997 as Document Number 97947240 (as so amended, the "Original Loan Agreement") relating to a loan (the "Loan") in the aggregate stated principal sum not to exceed $163,103,099.24.

B.

Original Borrower executed and delivered to Original Lender and Great Oak LLC, collectively as holder, that certain 1997 Promissory Note (the "Original Note") dated December 12, 1997 in the original principal amount of $163,103,099.24.

C.	The Note is secured by the following documents:
1.

That certain First Mortgage dated as of December 27, 1985 and recorded in the office of the Recorder of Deeds of Cook County on December 30, 1985, as Document Number 85342789 made by Original Borrower in favor of Original Lender, as amended by that certain Third Loan Modification Agreement dated December 1, 1988 and recorded January 10, 1989 as Document Number 89013686, that certain that certain Fourth Loan Modification Agreement dated December 1, 1989 and recorded January 25, 1990 as Document Number 90041713 and that certain Fifth Loan Modification dated December 1, 1990 and recorded March 8, 1991 as Document Number 91105421; as amended and restated by that certain Amended and Restated First Mortgage dated October 1, 1991 and recorded January 2, 1992 as Document Number 92001888, as amended by that certain First Amendatory Agreement dated as of April 30, 1993 and recorded June 9, 1993 as Document Number 93434372, that certain Second Amendatory Agreement dated as of November 1, 1994 and recorded December 30, 1994 as Document Number 04084292, that certain Loan Modification and Amended and Restated Loan Agreement dated as of June 1, 1995 and recorded August 17, 1995 as Document Number 95545031, that certain First Amendment to Loan Modification and Amended and Restated Loan Agreement dated as of December 12, 1997 and recorded December 17, 1997 as Document Number 97947240 (collectively, the "Original Mortgage"), from Original Borrower as mortgagor in favor of Original Lender as assignee; and

2.

That certain Assignment of Rents and Leases dated as of December 27, 1985 and recorded December 30, 1085 as Document Number 85342790 and that certain Assignment of Rents and Leases dated as of October 1, 1991 and recorded on January 2, 1992 as Document Number 92001889 (collectively, the "Original Assignment of Rents"), from Original Borrower as assignor in favor of Original Lender as assignee; and

3.

That certain Supplemental First Mortgage and Security Agreement dated June 1, 1995 and recorded on August 17, 1995 as Document Number 95545032 (the "Supplemental Mortgage"), from First Bank, N.A., as Successor Trustee to National Boulevard Bank of Chicago, not personally but solely as Trustee under Trust Agreement dated September 27, 1976 and known as Trust No. 5602 ("Trust 5602") to Original Lender.

4.

That certain Hazardous Substances Indemnity Agreement dated as of October 1, 1991 (the "Original Environmental Indemnity") executed by Continental Towers Associates-I, L.P., as indemnitor, for the benefit of Original Lender.

D.

The Original Mortgage, Original Assignment of Rents, the Supplemental Mortgage and the Original Environmental Indemnity are collectively called the "Original Security Documents." The Note, the Original Security Documents and all other agreements securing, evidencing, or relating to Original Borrower's obligations under the Loan as heretofore or hereafter modified, including, but not limited to, the documents listed on Schedule A attached hereto (and by this referenced incorporated herein) are collectively called the "Original Loan Documents."

E.

Original Lender assigned all of its right, title and interest in and to the Original Loan Documents to Prime Group Realty, L.P. pursuant to that certain Assignment of Liens and Documents dated as of December 12, 1997 and recorded December 17, 1997 as Document Number 97947241.

F.

Continental Towers Associates I, L.P. ("CTA"), as the sole beneficiary of Trust No. 5602 and Original Borrower (the "Land Trusts"), terminated each of the Land Trusts and caused the trustees thereof to convey the Property directly to Continental Towers Associates I, L.P.; and immediately assigned and conveyed an undivided 64% interest in and to the Property to CTLLC as a tenant in common under that certain Co-Ownership Agreement dated as of January 10, 2006 and recorded January 13, 2006 as Document Number 0601341113 (the "Tenant in Common Agreement").

G.

CTAI and CTLLC jointly and severally assumed all of Original Borrower's obligations under the Loan and agreed to certain modifications thereof pursuant to that certain Assumption Agreement dated as of January 10, 2006 and recorded January 13, 2006 as Document Number 0601341117.

H.

Prime Group Realty, L.P. assigned all of its right, title and interest in and to the Original Loan Documents to PGRT Equity, LLC pursuant to that certain Assignment of Mortgage and Other Loan Documents dated as of January 10, 2006 and recorded January 13, 2006 as Document Number 0601341121.

I.

CTAI transferred all of its right, title and interest in and to the Premises, being an undivided 36% interest in the Premises, to CTAIII, by a Special Warranty Deed dated as of the date hereof and other documents and instruments necessary to effect the assignment and conveyance (the "Transfer"). Holder has agreed to consent to the Transfer, provided that CTAIII assumes, jointly and severally with CTA, all of the obligations of Borrowers under the Loan, subject to the terms, covenants and conditions of this Agreement and the other Loan Documents.

J.	The Parties desire that this instrument shall constitute an amendment and restatement in its entirety of the Original Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and for Ten Dollars and other good and valuable considerations in hand paid by each party hereto to the other, the receipt and sufficiency of all of which is hereby acknowledged, the Parties hereby covenant and agree as follows:

ARTICLE I

GENERAL PROVISIONS

1.1	Definition of Terms. The following terms shall have the following meanings:

"Adjusted Net Operating Income" for any period shall mean Net Operating Income for such period less Basic Payments made during such period.

"Affiliated Entities" shall mean, collectively, Continental Towers Associates II, L.L.C., CTA General Partner, LLC, CTA Member, Inc. and any of the partners, members or shareholders of any partnership, limited liability company, corporation or other entity which, directly or indirectly, through corporations, partnerships, limited liability companies or other entities controlled by them is a member of CTAIII or CTLLC; provided that (a) any one of the foregoing Affiliated Entities is individually called an "Affiliated Entity"; and (b) the term Affiliated Entity shall specifically include Heise and his spouse, blood and adopted relatives, ancestors and descendants.

"Ancillary Security Documents" shall have the meaning set forth in Section 2.4.

"Assignment of Rents" shall mean that certain Amended and Restated Assignment of Leases and Rents dated as of the date hereof executed by Borrower for the benefit of Holder, which Amended and Restated Assignment of Rents amends and restates the Original Assignment of Rents in its entirety.

"Bankruptcy Laws" shall have the meaning set forth in Section 6.1(f)(i) hereof.

"Basic Payments" shall have the meaning set forth in Section 3.1 hereof.

"Borrower" shall mean, collectively, Continental Towers Associates III, L.L.C., a Delaware limited liability company, and Continental Towers, L.L.C., a Delaware limited liability company.

"Borrowing Group" shall mean CTAIII, CTLLC, Continental Towers Associates II, L.L.C., CTA General Partner, L.L.C., CTA Member, Inc., and Heise.

"Business Day" shall mean any day on which commercial banks are not authorized or required to close in Chicago, Illinois.

"Collateral" shall have the meaning set forth in Section 2.4 hereof, and shall include the proceeds of realization thereon.

"Commercium" shall mean that portion of the Premises used as a restaurant, health club, spa and related facilities.

"Conditions Precedent" shall have the meaning set forth in Section 1.5 hereof.

"Controlling Entities" shall mean Continental Towers Associates II, L.L.C., CTA General Partner, L.L.C., CTA Member, Inc., and Heise, collectively; and "Controlling Entity" shall mean generally one of such Persons.

"Current Management Agreement" shall mean that certain Management Agreement dated December 31, 2001 between Continental Towers Associates-I, L.P. and Prime Group Management, L.L.C., as amended by that certain First Amendment to Management Agreement dated as of January 10, 2006 and as assigned to CTAIII pursuant to that certain Assignment and Assumption Agreement by and between CTAI and CTAIII dated as of the date hereof.

"Current Manager" shall mean Prime Group Management, L.L.C.

"Effective Date" shall have the meaning set forth in the Recitals.

"Environmental Indemnity Agreement" shall mean that certain Amended and Restated Environmental Indemnity Agreement dated as of the date hereof executed by Borrower for the benefit of Holder, which Amended and Restated Environmental Indemnity Agreement amends and restates the Original Environmental Indemnity Agreement in its entirety.

"Event of Default" shall have the meaning set forth in Section 6.1 hereof.

"Governmental Authorities" shall mean any and include any and all federal, state, county and municipal governmental bodies, courts, administrative commissions, agencies and authorities.

"Governmental Regulations" shall mean all laws, ordinances, regulations, orders, adjudications and decrees of Governmental Authorities.

"Gross Revenues" for any period shall mean the sum of the gross rental receipts and all other receipts and revenues generated during such period by and from the use and operation of the Premises or any part thereof, including, base rental income, percentage rental income, items of expense (including real estate taxes) passed through and charged to, and/or collected from, tenants, membership fees, dues, net concession income and other net revenues from the Commercium, vending machine income, any non-refundable security deposits, charges for space occupancy, parking revenues, Lease Termination Payments and the proceeds of any insurance proceeds specifically paid to reimburse Borrower for loss of business or rental income and not applied by Holder in reduction of the unpaid principal balance of the Loan; and in connection with the calculation and determination of Gross Revenues:

(a)           Gross Revenues shall be determined in accordance with the cash basis method of accounting, except that rents for the month of January which are paid in the preceding December shall be included in Gross Revenues for the month of January to which they apply; and

(b)           There shall be excluded from the determination of Gross Revenues (i) the proceeds of the Loan, (ii) proceeds of casualty insurance or condemnation, and (iii)

proceeds of any other indebtedness encumbering the Premises or encumbering other Collateral.

"Heise" shall mean Richard A. Heise, a party hereto.

"Holder" shall mean the holder of the Note from time to time.

"Incipient Default" shall mean any event, condition, act or omission which involves non-payment of money on the due date thereof (without reference to any period of grace) or which, requisite notice having been given, would with the passage of time, constitute an Event of Default.

"Leases" shall have the meaning set forth in Section 5.2 hereof.

"Lease Guidelines" shall mean the guidelines set forth in Exhibit B attached hereto and made a part hereof as the same may hereafter be modified pursuant to the approval of Holder in its discretion.

"Lease Termination Fee" shall mean:

(a)           The amount payable pursuant to the provisions of a Lease by the Tenant thereunder to permit such Tenant to terminate the term of the Lease prior to the end of the term; and

(b)           The amount receivable by Borrower or any Affiliated Entity in connection with the early termination of any Lease provided that such early termination and the amount to be received on account thereof shall be subject to the prior written approval of Holder.

"Loan" shall mean the loan outstanding from time to time after the Effective Date pursuant to this Loan Agreement, as evidenced, secured and governed by the Loan Documents.

"Loan Agreement" shall mean this Second Amended and Restated Loan Agreement which amends and restates the Original Loan Agreement in its entirety.

"Loan Documents" shall mean the instruments evidencing, securing, governing and/or guarantying the Loan, including this Loan Agreement, the Note, the Mortgage, the Assignment of Rents, the Environmental Indemnity Agreement and the Ancillary Security Instruments.

"Loan Year" shall mean (a) in the case of the First Loan Year, the period from October 1, 1991 through December 31, 1992, and (b) for all periods commencing on and after January 1, 1993, the calendar year (the Second Loan Year being the calendar year commencing January 1, 1993), except that the Loan Year commencing on January 1, 2013 shall end on the Maturity Date.

"Maturity Date" shall mean January 5, 2013.

"Mortgage" shall mean that certain Amended and Restated Mortgage and Security Agreement dated as of the date hereof executed by Borrower for the benefit of Holder which Amended and Restated Mortgage and Security Agreement amends and restates the Original Mortgage and the Supplemental Mortgage in their entirety.

"Net Operating Income" for any period shall mean the amount, if any, by which Gross Revenues for such period exceed Operating Costs for such period.

"Note" shall mean that certain Amended and Restated Promissory Note dated as of the date hereof executed by Borrower for the benefit of Holder, which Amended and Restates Promissory Note amends and restates the Original Note in its entirety.

"Operating Costs" for any period shall mean the normal and customary operating costs of the Premises paid during such period by or for the account of Borrower, all as determined in accordance with the cash basis method of accounting; provided that:

(a)           If the charges are not usual and customary then, to constitute an allowable Operating Cost, such items must be approved by Holder as being permitted Operating Costs for purposes of calculating Net Operating Income;

(b)           Operating Costs shall include, among other things, bona fide management fees in direct conjunction with services actually rendered;

(c)           If the period for which Operating Costs is being determined is other than a full year, annual costs, such as insurance premiums and like costs shall be allocated ratably to such period;

(d)	Operating Costs shall not include:

(i)            Any principal, interest or other amounts paid under any notes secured by liens encumbering the Premises or other Collateral, including, the Notes;

(ii)          Nonrecurring capital items except as provided for in clause (h) below;

(iii)	Income taxes;
(iv)	Non-cash items, such as depreciation or amortization;

(v)           Real estate taxes upon the Premises except to the extent that accumulated Tax Reserves shall be insufficient to pay the same; or

(vi)         Costs paid directly by tenants, except to the extent the amount thereof is included in Gross Revenues;

(e)           For the purposes of computing Operating Costs (except as permitted in Section 5.4), no fees, commissions, charges, expenses or other amounts paid to any Affiliated Entity shall constitute an Operating Cost unless such fees, commissions or other amounts are bona fide costs and are approved by Holder as a permitted Operating Cost; and specifically, but without limitation, the term Operating Costs shall not include without the express written approval of Holder (i) salaries or other compensation directly or indirectly paid to Affiliated Entities other than as expressly provided herein, (ii) any allocation of expenses of employees, agents or independent contractors that render services to or with respect to properties other than the Premises, nor (iii) any expense that is paid for from proceeds of the Loan or out of reserves established out of Gross Revenues or otherwise, the amount of which were deducted as Operating Costs; and

(f)           Capital expenditures approved by Holder and not paid for from the Loan Proceeds.

"Original Assignment of Rents" shall have the meaning set forth in the Recitals.

"Original Environmental Indemnity Agreement" shall have the meaning set forth in the Recitals.

"Original Mortgage" shall have the meaning set forth in the Recitals.

"Original Note" shall have the meaning set forth in the Recitals.

"Original Security Documents" shall have the meaning set forth in the Recitals.

"Permitted Exceptions" shall mean:

(a)	The lien of current real estate taxes not due and payable; and
(b)	Items set forth in Schedule B of the Title Policy.

"Parties" shall have the meaning defined in the introductory paragraph hereof which precedes the Recitals.

"Permitted Investments" shall mean (a) direct obligations of the United States of America having maturities as determined by Holder in its sole discretion, (b) Commercial Paper issued by Holder having maturities as determined by Holder in its sole discretion, and (c) other investments designated by the Persons having provided the funds being invested, and consented to by Holder.

"Permit" shall mean any license, permit or other authorization from a Governmental Authority required for a particular act or situation.

"Person" shall mean any individual, corporation, partnership (general or limited), trust or other legal entity.

"Premises" shall mean:

(a)	The Property;

(b)           All improvements now or hereafter constructed or erected upon the Property; and

(c)           All other property described and defined in the Mortgage as Mortgaged Property.

"Property" shall mean the real property described on Exhibit A attached hereto and made a part hereof.

"Security Documents" shall mean the Original Security Documents, as amended and restated as of the date hereof.

“Senior Lender” means CWCapital LLC.

“Senior Loan” means the mortgage loan made as of the date hereof by CWCapital LLC to Borrower in the original principal amount of $115,000,000.

"Tax Indemnity Agreement" shall mean that certain Amended and Restated Tax Indemnity Agreement dated as of January 10, 2006 among Prime Group Realty, L.P., Roland E. Casati, Richard A. Heise, CTA and CTLLC (which amends, releases and restates in its entirety the original Tax Indemnity Agreement dated as of November 17, 1997).

"Tax Reserve" shall have the meaning set forth in Section 3.1(b) hereof.

"Tenancy Costs" shall mean costs of tenant improvements, leasing commissions and other tenant inducement expenditures, furniture and equipment costs required in connection with leases, moving costs, lease assumption payments and cash payments to tenants, all relating to Leases approved by Holder.

"Title Company" shall mean First American Title Insurance Corporation.

1.2          Other Terms. Terms defined elsewhere in this Agreement other than in Section 1.1 hereof, when used in this Agreement, shall have the meanings so defined.

1.3          Construction and Interpretation. The provisions of this Agreement shall be construed and interpreted in accordance with the following provisions:

(a)          Wherever in this Agreement it is provided that any Person• may do or perform any act or thing, the word "may" shall be deemed permissive and not mandatory, and it shall be construed that such Person may, but shall not be obligated, to do and perform any such act or thing;

(b)          The phrase "at any time" shall be construed as meaning "at any time or from time to time";

(c)          The word "including" shall be construed as meaning "including, but not limited to";

(d)	The words "will" and "shall" shall each be construed as mandatory;

(e)          The words "herein", "hereof", "hereunder", "hereinafter" and words of similar import shall refer to this Agreement as a whole but not to any paragraph, section or subsection, unless the context specifically refers thereto;

(f)           Forms of words in the singular, plural, masculine, feminine or neuter shall be construed to include the other forms as the context may require; and

(g)          The captions to the sections of this Agreement are for convenience only and shall not be deemed part of the text of the respective sections and shall not vary by implication or otherwise any of the provisions hereof.

1.4          Incorporation of Recitals. The Recitals form part of this Agreement and are incorporated herein as the mutual representations of the Parties.

1.5          Conditions Precedent. Notwithstanding anything to the contrary herein contained, the agreements of Holder hereunder and the effectiveness hereof and of the amendments to the Loan Documents effected hereby (including the amendment hereby of the Original Loan Agreement in its entirety) are subject to and conditioned upon the satisfaction on or prior to the Revision Date (hereinafter defined) following (herein called the "Conditions Precedent"):

(a)          A complete counterpart of this Agreement executed and acknowledged by all of the Parties;

(b)          Two Uniform Commercial Code Financing Statements executed by Borrowers, in substantially the same form as the original UCCs and properly recorded in the appropriate local and state governmental offices;

(c)          An acceptable endorsement to its original loan policy of title insurance issued by First American Title Insurance Company (the "Current Loan Policy") or (2) a replacement loan policy covering the Property in substantially the same form as the Current Loan Policy (the "New Loan Policy"); the Current Loan Policy, as endorsed, or the New Loan Policy, as applicable (in either case, the "Title Policy") shall insure the continued first priority lien of the Mortgage as affected by this Agreement, be written by a title insurance company acceptable to Holder, be effective as of the date this Agreement is recorded, and otherwise contain only those exceptions to the Title Policy which are acceptable to Holder and in the case of a New Loan Policy include the same endorsements as the Current Loan Policy;

(d)          A certificate of insurance and a new policy or policies of insurance evidencing that the Property remains and is insured in accordance with all requirements of the Loan Documents and Holder, naming the Borrowers as the insured owner and Holder as a mortgagee/loss payee, and otherwise in form and content acceptable to Holder;

(e)          Evidence satisfactory to Holder that CTAIII and CTLLC are each a Delaware limited liability company, in good standing; that Borrowers have each authorized the execution of this Agreement, and that the persons executing this Agreement on behalf of the Borrowers have full power and authority to bind the Borrowers;

(f)           A legal opinion of Borrower’s counsel, addressed to Holder and dated as of the date hereof, in form and substance satisfactory to Holder, opining that the execution, delivery and/or assumption of the Loan Documents have been duly authorized by all necessary parties (other than Holder), and addressing such other matters (including the good standing, authority and due execution and delivery by Borrowers) as Holder may reasonably require; and

(g)          As soon as the same shall become available, a copy of the recorded vesting deeds that transfer title to the Property to CTAIII.

ARTICLE II

LOAN

2.1          Loan. Borrower hereby acknowledges that the outstanding balance of the Loan as of November 15, 2006 is $ $165,080,192 and that this amount is evidenced and secured and governed in accordance with the terms and provisions hereof and of the other Loan Documents.

2.2	Note. The Loan shall be evidenced by the Note.

2.3	Interest. The Loan shall bear interest at the rates set forth in the Note.

2.4          Security for the Loan. From and after the Effective Date, the Loan shall be secured by the following (herein called the "Collateral"):

(a)	A lien upon the Premises created by the Mortgage;

(b)          The Assignment, assigning to Holder all of the rents, issues, profits and avails and leases of and from the Premises;

(c)          A lien and security interest in all of the furniture, furnishings and equipment owned by Borrower comprised within the Premises;

(d)	The Environmental Indemnity Agreement; and

(e)          Financing Statements and such other instruments (all herein generally called "Ancillary Security Instruments") as Holder may from time to time require to reflect and perfect the liens and security interests in the Collateral and security required and/or intended hereby to secure the Loan.

2.5          Release. The Borrowing Group, and each member thereof, jointly and severally, hereby represents, covenants and agrees as follows:

(a)          Each member of the Borrowing Group represents, acknowledges and agrees that Holder has duly and timely performed and observed all of the terms, conditions and obligations on its part to be performed and observed pursuant to the Loan Documents at all times to and including the date of execution and delivery thereof; and

(b)          Each member of the Borrowing Group, on its own behalf and on behalf of all Persons claiming by, through or under it, hereby remises, discharges and acquits Holder and its shareholders, directors, agents and employees and its and their successors and assigns (herein called the "Released Parties") of and from any and all claims, demands, actions, causes of action, obligations and liabilities of any kind and nature whatsoever which exist, may exist or may hereafter exist by reason of any action or inaction of the Released Parties on or prior to the date of execution and delivery hereof in connection with the Loan or the Loan Documents.

2.6          Costs and Expenses. Borrower hereby covenants an agrees to pay to Holder all reasonable costs and expenses (including legal fees and disbursements) paid or incurred by Holder in connection with the preparation of this Loan Agreement and of the Loan Documents, the consummation of the transactions contemplated herein and all title insurance charges and escrow fees and other costs contemplated herein to be paid to third parties.

ARTICLE III

PAYMENTS

3.1	Intentionally Deleted.

3.2          Maturity Date. In all events the entire outstanding principal balance of the Loan, including principal and interest and other sums required by the Loan Documents shall be due and payable on the Maturity Date, without notice or grace.

3.3          Payment of Adjusted Net Operating Income. On the 20th day of each month, Borrower shall remit to Holder (to the extent not received by Holder from the Rent Account) the sum of all Adjusted Net Operating Income accumulated during the Loan Year to date, net of amounts remitted to Holder earlier in the Loan year (excluding remittances related to prior Loan Years), subject to annual reconciliation, to be applied as set forth in Section 3.4 hereof.

3.4          Application of Adjusted Net Operating Income. So long as no Event of Default has occurred and is continuing, Holder shall apply amounts of Adjusted Net Operating Income which it shall receive with respect to any Loan Year in the following order of priority:

(a)          First, to payments of all Base Interest which has accrued on the Note in the current Loan Year;

(b)          Second, to payment of all Base Interest which accrued on the Note in the prior Loan Years and has been capitalized;

(c)	Third, to reduction of the outstanding principal balance of the Note; and

(d)          Fourth, to payment of all Contingent Interest which has accumulated on the Note, plus any accrued interest thereon.

3.5          Application Upon Event of Default. Upon the occurrence of an Event of Default, Holder may apply Net Operating Income upon the Loan, both interest and principal, in such order and manner as Holder may deem appropriate; and in all events at any time when an Incipient Default or Event of Default shall have occurred and be continuing, Holder shall have no obligation to make any application of Net Operating Income contemplated by Section 3.4(a) hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1          Representations and Warranties. Each Borrower, as to itself, but not as to the other Borrower, acknowledges and agrees as follows and represents and warrants to Holder as follows:

(a)          There exists no defense, offset or counterclaim with respect to the payment of the Loan or with respect to the performance of any Party's obligations under the Loan, this Agreement, the Note or any of the Loan Documents, including, without limitations, any claim for breach of contract, failure to act in good faith, lack of fair dealing, misrepresentation, breach of fiduciary duty, fraud, or negligence. No Party has any claim, defense, abatement, offset, or counterclaim against Holder or otherwise applicable to the Loan. If any such claims, defenses, abatements, offsets, or counterclaims, do presently exist, as additional consideration for this Agreement, each Party to this Agreement hereby waives and releases them to the fullest extent permitted by applicable law;

(b)          Holder has not breached any duty to any Party in connection with the Loan. Holder has timely and fully performed all obligations which Holder may have had or now has to any Party in connection with the Loan;

(c)          Holder has no obligation whatsoever to make any other loans or advances to or for the benefit of any Party or to grant any modifications or extensions in connection with the Loan, except as may be set forth specifically in the Loan Documents and this Agreement;

(d)          Each Party to this Agreement has all requisite power and authority to enter into this Agreement and to perform all actions required or contemplated by any provision contained in this Agreement or the Loan Documents. This Agreement and the applicable Loan Documents are and shall be legal, valid, and binding obligations of each Party (subject to bankruptcy and principles of equity);

(e)          Borrower has good, marketable and indefeasible fee simple title to the Property as tenants in common with undivided interests, as of the date the same is transferred to CTAIII by CTAI;

(f)           There is no legal or other action, proceeding or investigation pending or threatened against any Party hereto or the Property before any court, administrative agency or arbitrator that might in any way adversely affect such Party' ability to fulfill its obligations under this Agreement or any of the Loan Documents;

(g)          This Agreement and the other Loan Documents constitute legal, valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their terms, subject to applicable bankruptcy law and the rights of creditors generally; and

(h)          This Agreement is not intended for, and shall not be construed to be for, the benefit of any person or entity not a signatory hereto.

4.2	Tenant In Common Agreement.

(a)          The Tenant in Common Agreement is in full force and effect and has not been modified or amended.

(b)          There are no defaults under the Tenant in Common Agreement on the part of any Borrower, and no event has occurred, which with the passage of time, the giving of notice, or both, would constitute a default under the Tenant in Common Agreement on the part of any Borrower.

4.3          Securities Laws Compliance. Borrowers and Heise, each as to itself, but not as to the other parties, represent and warrant to Holder as follows: (a) no Securities Laws have been violated by such party in connection with the issuing, selling, transferring or marketing of tenancy in common interests; and (b) neither Borrowers nor Heise any of their Affiliated Entities has made any material untrue statement in any offering memorandum or other offering materials provided to prospective investors in connection with any potential investment in any such tenancy in common interest or has omitted any material fact or information from any such materials. Borrowers and Heise shall and shall cause all of their Affiliated Entities to comply with any and all securities laws in connections with the issuing, selling, transferring or marketing of tenancy in common interests. Without limiting the foregoing, no Borrower nor Heise nor any of their Affiliated Entities shall include any material untrue statement in any offering memorandum or other offering materials provided to prospective investors in connection with any potential investment in any such tenancy in common interest or shall omit any material fact or information from any such materials.

4.4          Continuance of Representations and Warranties. Each and all of the representations and warranties set forth in Sections 4.1, 4.2 and 4.3 hereof shall be true and correct on the Effective Date and shall survive the Effective Date.

ARTICLE V

COVENANTS

5.1          Payment and Performance. Borrower hereby covenants and agrees that it will duly, punctually and faithfully pay all payments required hereby, by the Notes and by each and all of the Loan Documents as and when the same become due and payable and will duly, punctually and faithfully perform and observe and will cause each other member of the Borrowing Group to perform and observe all of the covenants and agreements on the part of each member at the Borrowing Group to be performed and observed under and pursuant to this Loan Agreement, the Notes and the other Loan Documents.

5.2	Leases. Borrower hereby agrees, subject to the provisions of Section 5.3 hereof, that:

(a)          All leases and rental arrangements with tenants of the Premises, including renewal leases (all herein generally called "Leases") shall be subject to the approval of Holder as to form, content, economic terms (including concessions, tenant improvements and otherwise), and term, and once approved shall not be modified, amended or terminated without Holder's prior written approval; provided that Holder will provide to Borrower its approval or disapproval of any Lease within 10 Business Days after it shall have been furnished with a copy thereof, a copy of all requisite credit information and other information regarding the tenant which Holder may reasonably acquire and plans, specifications and estimated Tenant Costs relating to such Lease, all in such detail as Holder may require;

(b)          Prior to presenting to any proposed tenant a proposal with respect to any proposed lease, Borrower shall furnish to Holder notice of such proposal and of the terms and provisions to be contained therein, which proposal shall not be sent to such proposed tenant unless the same shall have been approved by Holder; provided that:

(i)           Holder shall be deemed to have approved such proposal if it shall not object thereto within two Business Days after having been furnished with a request for approval thereof; and

(ii)          No such approval or deemed approval by Holder of a proposal as aforesaid shall be deemed an approval by Holder of any proposed lease or limit Holder's right pursuant to Subsection (a) above to approve any proposed lease prior to its execution, whether or not such proposed lease conforms to the proposal therefor; and

(c)          Borrower hereby consents and agrees that it will not accept termination of any Lease, or accept any Lease Termination Payment in connection therewith, unless such termination and Lease Termination Payment has previously been approved in writing by Holder.

5.3          Leasing Guidelines. Holder hereby agrees that Holder will not withhold approval of any proposed Lease (subject to Holder's approval of the tenant) if the same conforms to the Lease Guidelines.

5.4	Management and Contracts. Borrower hereby represents and agrees as follows:

(a)          Borrower shall not enter into any contract or agreement with respect to the management, operation, leasing or construction of the Premises with any Affiliated Entity unless specifically provided for in this Agreement or otherwise agreed to by Holder;

(b)          All contracts and agreements entered into in connection with the ownership, operation, maintenance, construction and leasing of the Premises shall be with reputable and competent Persons for a price not exceeding that which is obtainable from other reputable and competent Persons performing such services in the area in which the Premises are located; and

(c)          If the Current Management Agreement shall be terminated for any reason, any substitute management agreement and/or substitute leasing agreement shall: (i) be subject to the provisions of Subsections (a) and (b) hereof to the reasonable approval of Holder as to form, content, economic provisions, compensation and contracting Person, and (iii) in all events be terminable at the election of Holder upon the occurrence of an Event of Default.

(d)          So long as the Current Manager is an Affiliate of Holder, Holder agrees that to the extent that responsibility for performance of any obligation of any member of Borrowing Group under this Loan Agreement has been delegated to Current Manager, the failure of Current Manager to perform such obligation shall not be deemed to create a default under the Loan Agreement or any other Loan Document. This provision shall terminate and be of no further force and effect when Current Management ceases to be an Affiliate of Holder.

5.5          Books and Records. Borrower hereby covenants and agrees that they and each of them will:

(a)          Afford Holder and its inspectors or auditors the right to inspect the Premises and the books and records of Borrower relating to the Premises at all reasonable times; and

(b)          Will afford and facilitate to such Person access to the Premises and to all books and records for such purposes.

5.6          Special Undertaking. The Controlling Entities hereby agree that they, and each of them, shall be and become liable for:

(a)          The Loan, if and to the extent such Controlling Entity is the subject of or the cause of any of the Events of Default specified in Section 6.1(f) hereof which shall have the effect of limiting the right of Holder to realize upon any of the Loan Documents, Collateral and/or any instrument executed by any of the Controlling Entities, provided that the aggregate liability of the Controlling Entities pursuant to this Subsection (a) shall be limited to $5,000,000; and

(b)          Application as provided herein of all Net Operating Income from and after the occurrence of any Incipient Default and so long as any such Incipient Default (or Event of Default resulting therefrom) shall continue; provided that Controlling Entities shall have no liability hereunder for application of any part of the Gross Revenues made pursuant to court order;

and on the Closing Date, each Controlling Entity shall deliver to Holder such instruments as Holder may require to confirm the foregoing agreements.

5.7	Financial Statements and Reports. Borrower shall deliver to Holder:

(a)          Monthly, within 25 days after the end of each month, financial and operating statements of the Premises (including statements of cash receipts and disbursements) for the preceding month disclosing for such month Gross Revenues, Operating Costs and Net Operating Income;

(b)          Quarterly, within 25 days after the end of each quarter, financial statements of the Premises (including statements of cash receipts and disbursements) disclosing Net Operation Income and Adjusted Net Operating Income for the preceding quarter;

(c)          Annual financial statements of Borrower (including an income statement, a balance sheet and a statement of cash flows) within 90 days after the end of each Loan Year which shall be subject to audit by an accountant satisfactory to Holder if and to the extent required by Holder;

(d)          Within 45 days after the end of each of their fiscal years annual financial statements of Heise, certified by Heise; and

(e)	Other statements and reports as Holder may reasonably require,

all of which financial statements and reports required by this Section 5.7 to be in such form and detail as Holder may require; and the Controlling Entities shall permit and cause the other Persons above named to permit Holder and its agents and auditors to examine and audit their respective books and records relating to the Premises at such reasonable times as Holder may reasonably require; provided that Holder agrees to hold confidential the personal financial statements of Heise.

5.8	Tenant In Common Agreement.

(a)          Each Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions set forth in the Tenant in Common Agreement on the part of each such Borrower to be performed thereunder, and (ii) promptly deliver to Holder any notice given or received by any Borrower under the Tenant in Common Agreement.

(b)          No Borrower shall without the prior consent of Holder, terminate or cancel the Tenant in Common Agreement or modify, change, supplement, alter or amend the Tenant in Common Agreement in any manner whatsoever, and any such termination, cancellation, modification, change, supplement, alteration or amendment of the Tenant in Common Agreement without the prior consent of Holder shall be void and of no force and effect.

(c)          Each Borrower hereby assigns to Holder, as further security for the payment of the Indebtedness and for the performance and observance of the terms, covenants and conditions of the Loan Documents all of the rights, privileges and prerogatives of the applicable Borrower under the Tenant in Common Agreement and the Current Management Agreement, including any rights of first refusal (including any such rights arising under Section 363(i) of Chapter 11 of the United States Bankruptcy Code), purchase options or other similar rights under the Tenant in Common Agreement. Each Borrower hereby agrees that any rights of first refusal, purchase options or other similar rights under the Tenant in Common Agreement afforded to any Borrower are hereby made expressly subordinate to the Mortgage, the Supplemental Mortgage and the other Loan Documents.

(d)          Each Borrower hereby agrees that all rights and remedies of each such Borrower, including rights of indemnification, under the Tenant in Common Agreement are hereby expressly made subject and subordinate to the terms and conditions of the Loan Documents and, so long as the Loan is outstanding, no Borrower shall exercise any such rights and remedies, including any rights of indemnification, against any other tenant-in-common under the Tenant in Common Agreement.

(e)          Each Borrower hereby waives any rights it may have (whether by operation of law or pursuant to the terms of the Tenant in Common Agreement), so long as any portion of the Debt is outstanding, to create or suffer to exist any Lien on all or any portion of any other tenant-in-common interest held by any other Borrower pursuant to the terms of the Tenant in Common Agreement and, so long as the Loan is outstanding, no Borrower shall place a Lien on all or any portion of any other tenant-in-common interest held by any other Borrower pursuant to the terms of the Tenant in Common Agreement.

(f)           Each Borrower hereby waives any right that it may have (whether by operation of law or pursuant to the terms of the Tenant in Common Agreement), so long as any portion of the Indebtedness is outstanding, to make any application to or petition any court for a partition of the Premises, and, so long any portion of the Indebtedness is outstanding, no Borrower shall make any application to or petition any court for a partition of the Premises.

5.9	Rent Account Agreement.

(a)          Borrowers and Holder acknowledge and agree that pursuant to that certain Cash Management Agreement dated as of the date hereof by and between Borrowers and CWCapital LLC ("Senior Lender"), all Gross Revenues of the Property received from and after the Effective Date are to be deposited into the Rent Account (as defined in the Cash Management Agreement) for disbursement as provided therein. Subject to the provisions of the Cash Management Agreement, all disbursements from the Rent Account are disbursed into Borrower’s account. Subject to the provisions of the Cash Management Agreement, Borrower covenants and agrees that all disbursements to Borrower’s account shall be disbursed from Borrower’s account as follows:

(i)           to Senior Lender to pay all amounts due and payable to Senior Lender under the Senior Loan Documents (as defined in the Mortgage);

(ii)	to pay Operating Costs;

(iii)         to Holder to apply the same upon the Loan in such order and manner as is provided for in the Loan Documents.

(b)          Upon the occurrence of an Event of Default, subject to the provisions of the Cash Management Agreement and that certain Subordination and Standstill Agreement dated as of the date hereof by and between Holder and Senior Lender, Holder shall be entitled to all disbursements to which Borrower is entitled to pursuant to the provisions of the Cash

Management Agreement and shall apply the same upon the Loan in such order and manner as is provided for in the Loan Documents or as Holder may otherwise deem appropriate.

ARTICLE VI

EVENTS OF DEFAULT

6.1          Event of Default. The occurrence of any one or more of the following events shall constitute and "Event of Default" hereunder:

(a)          If Borrower defaults in making due and punctual payment of the Notes, or any of them, or any payment required to be paid thereon, either principal or interest, if and when the same become due and payable, and such default continues after the expiration of any period of grace provided for in the respective Notes;

(b)          If Borrower shall fail to perform and/or comply with the provisions of Section 5.9 hereof or shall fail to remit to Holder (or to deposit or cause to be deposited in the Rent Account) all Gross Revenues as specified in Section 5.9 hereof;

(c)	If any Event of Default shall exist under any of the other Loan Documents;

(d)          If any representation or warranty made by any member at the Borrowing Group herein or in any instrument delivered pursuant hereto shall prove to be untrue in any material respect; or

(e)          If any member of the Borrowing Group defaults in the performance or observance of any of the other terms, provisions, conditions and agreements on their part or on the part of any one or more of them to be performed and observed pursuant hereto and such default shall remain uncured for a period of five days in connection with any default in payment of money or 30 days after Holder shall have given notice thereof to the defaulting member in the case of a default other than in the payment of money; provided that if a default other than in the payment of money is not susceptible of cure within such 30-day period, such 30-day period shall be extended to the extent necessary to permit such cure if, but only if, (A) cure is commenced within such 30-day period and thereafter prosecuted to completion, diligently and without delay; (B) neither the Premises nor the lien of the Loan Documents shall be limited by or subject to any foreclosure, forfeiture, subordination or other adverse consequence on account of such default.

(f)	If any one or more of the following event shall occur:

(i)           If any member of the Borrowing Group shall file a petition in bankruptcy or for relief under the Bankruptcy Code of the United States, or any Chapter thereof, or any similar law, state or federal, now or hereafter in effect (herein generally called the "Bankruptcy Laws");

(ii)          If any member of the Borrowing Group shall file an answer in any proceeding or execute any writing admitting insolvency or inability to pay its debts;

(iii)         If there shall have been filed against any member of the Borrowing Group any insolvency proceeding under any Bankruptcy Law and such proceedings shall not have been vacated or stayed within 90 days after such filing;

(iv)         any member of the Borrowing Group shall be adjudicated a bankrupt, or a trustee or receiver shall be appointed for any member of the Borrowing Group or for all or a major part of such member's property or the Premises, or such member shall be appointed a debtor in possession in any insolvency proceeding under any Bankruptcy Law, or if any court shall have taken jurisdiction of all or a major part of such member's property or the Premises in any insolvency proceeding under any Bankruptcy Law for the reorganization, dissolution, liquidation or winding up of such member and such trustee or receiver (or such member as debtor in possession) shall not be discharged or any such jurisdiction relinquished or forfeited or stayed on appeal or otherwise stayed within 90 days; and

(v)          If any member of the Borrowing Group shall make an assignment for the benefit of creditors generally or shall consent to the appointment of a receiver, trustee or liquidator of all or a major portion of its property or of the Premises.

6.2          Notice to Holder. Borrower covenants and agrees that it will promptly (and in any event within three Business Days after it knows or should know of the same), give notice to Holder of the occurrence of an Event of Default or Incipient Default.

6.3          Rights of and Limitations on Holder. Upon the occurrence of any Event of Default, Holder may, without further notice, declare immediately due and payable the Note and all indebtedness evidenced thereby and/or secured by the Loan Documents and may institute such actions and proceedings, judicial or otherwise, as Holder may deem necessary or appropriate to realize upon the Collateral and security afforded by the Loan Documents or otherwise, and/or to recover from any Person liable therefor all sums so due and payable and any damages. Notwithstanding the foregoing, Holder shall not cause a discharge or cancellation of all or any portion of the Loan or any event having the same effect for federal income tax purposes without the consent of Borrower, provided, however, this limitation shall not preclude Holder from foreclosing or accepting a deed in lieu of foreclosure with respect to the Loan without such consent.

6.4          Rights Cumulative. Each right, power and remedy conferred upon Holder herein, in the Notes and in the other Loan Documents is cumulative and in addition to each other right, power or remedy, express or implied, given now or hereafter existing at law or in equity, and each and every right, power and remedy herein, in the Notes and other Loan Documents set forth: or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Holder; and exercise or beginning of the exercise of any one right, power or remedy (including institution of any proceeding, judicial or otherwise, under the Loan Documents shall not be waiver of the right at the same time or thereafter to exercise any other right, power or remedy (including institution of proceedings, judicial or otherwise, enforcing any rights under Loan Documents encumbering the Premises or other Collateral); and no delay or omission on the part of Holder in the exercise of any right, power or remedy accruing hereunder, under the Notes or under any other Loan Document or otherwise arising shall impede any right, power or remedy or be construed to be a waiver of any default or acquiescence therein.

6.5          Holder Performance of Obligations. Upon the occurrence of any Event of Default or Incipient Default, Holder may, but shall not be required, to make any payment or perform any act herein or in the Notes or in any of the Loan Documents required to be paid or performed by Borrower or any other Person (whether or not Borrower or such other Person is personally liable therefor) in any form or manner deemed expedient to Holder; and in connection therewith (but without limiting the generality of the foregoing):

(a)          Holder may, but shall not be required to, make full or partial payments of principal or interest on liens encumbering the Premises or other Collateral, and purchase, discharge, compromise, and/or settle any tax lien or other lien or claim, or redeem from any tax sale or forfeiture or other foreclosure of any lien affecting any such Premises and other Collateral, or contest any tax assessment or claim relating to the Premises or other Collateral;

(b)          Holder may, but shall not be required to, complete construction, furnishing and equipping of the Premises and (either itself or through agents or other Persons employed by Holder) rent, operate and manage the Premises and pay construction costs, costs of equipment and furnishings, personnel expenses and operating costs and expenses (including management and leasing fees and compensation) of every kind and nature in connection therewith, so that the Premises and the improvements thereon shall be operational and usable for their intended purpose, and open for business;

(c)          All monies disbursed by Holder for any of the purposes herein authorized or authorized by the Note or other Loan Documents, and any expenses paid or incurred in connection therewith, including reasonable attorneys' fees and any other funds advanced by Holder to protect the Premises or other Collateral shall be reimbursable from the Rent Account; and

(d)          The provisions of this Section are in amplification of the provisions of the Notes and the other Loan Documents and shall not limit, affect or impair any provision of the Notes or other Loan Documents.

6.6          Grace Periods. Borrower and other members of the Borrowing Group shall be entitled to only one grace period in connection with any determination as to whether an Incipient Default has become an Event of Default; and accordingly:

(a)          The provisions herein or in any other of the Loan Documents providing to Borrower the longest grace period with respect to any Incipient Default shall govern; and

(b)          When the grace period referred to in Subsection (a) above shall have expired without cure with respect to a particular Incipient Default, such Incipient Default shall for all purposes be deemed to have become an Event of Default, and no Person shall be entitled to or claim or have any right to claim any further period of grace with respect thereto.

ARTICLE VII

REAFFIRMATION

7.1          Reaffirmation. The parties hereto hereby covenant and. agree and reaffirm that all of the Collateral securing the Original Loan shall be and remain Collateral for the Loan, whether or not specifically so provided herein.

ARTICLE VIII

MISCELLANEOUS

8.1          Approvals To Be In Writing. Any consent, approval or other action required or permitted to be made, given or taken by Holder pursuant hereto as to the Notes, Mortgage or other Loan Documents must be in writing and purported consent, approval or other action on the part of Holder shall not be effective or made, given or taken unless the same is evidenced by a writing duly executed by Holder.

8.2          Governing Law. This Loan Agreement, the Notes and the Loan Documents have been negotiated, executed and delivered in the State of Illinois and shall be governed by and construed in accordance with the laws of the State of Illinois.

8.3          Indemnification Against Commissions. The Controlling Entities jointly and severally hereby agree to and do hereby indemnify and hold harmless Holder against any brokerage commissions or finder's fee claim or which may be claimed by any broker or other Person in connection with the transactions contemplated hereby.

8.4          Notices. Any notice, consent, or approval that Holder or Borrowers may desire or be required to give to the other shall be in writing and shall be mailed or delivered to the intended recipient thereof at its address set forth below or at such other address as such intended recipient may, from time to time, by notice in writing, designate to the sender pursuant hereto. Any such notice, consent, or approval shall be deemed effective (a) if given by nationally recognized overnight courier for next day delivery, one (1) business day after delivery to such courier, or (b) if given by United States mail (registered or certified), five (5) business days after such communication is deposited in the mails or (c) if given in person, when written acknowledgment of receipt thereof is given. Except as otherwise specifically required herein, notice of the exercise of any right or option granted to Holder by this Loan Agreement is not required to be given.

(a)	If to Holder:

PGRT Equity, L.L.C.

Prime Group Realty Trust

77 West Wicker Drive

Suite 3900

Chicago, Illinois 60601

Attn: James F. Hoffman

With a copy to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Attention: M. Christine Graff

(b)	If to CTAIII:

Continental Towers Associates III, L.L.C.

c/o CTA General Partner, LLC

c/o Prime Group Realty Trust

77 West Wacker Drive Suite 3900

Chicago, Illinois 60601

Attn: Jeffrey A. Patterson

With a copy to:

Prime Group Realty Trust

77 West Wacker Drive

Suite 3900

Chicago, Illinois 60601

Attn: James F. Hoffman

And a copy to:

Richard A. Heise

5317 West Cullom Avenue

Chicago, IL 60641

(c)	If to CTLLC:

Continental Towers, L.L.C.

c/o CTA General Partner, LLC

c/o Prime Group Realty Trust

77 West Wacker Drive

Suite 3900

Chicago, Illinois 60601

Attn: Jeffrey A. Patterson

With a copy to:

Prime Group Realty Trust

77 West Wacker Drive

Suite 3900

Chicago, Illinois 60601

Attn: James F. Hoffman

(d)	If to Heise:

Richard A. Heise

5317 West Cullom Avenue

Chicago, IL 60641

8.5          Assignability. The rights of any member of the Borrowing Group hereunder may not be assigned without the prior written consent of Holder.

8.6          Binding Effect. Subject to the provisions of Section 8.5 above, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.7          Severability. If any provision herein shall be held invalid or unenforceable, such holding shall not affect the validity or enforceability of any other provision hereof, all of which other provisions shall in such case remain in full force and effect.

8.8          Time of the Essence. The parties hereto agree that time is of the essence of this Agreement, the Notes and the other Loan Documents and all of the provisions hereof and thereof provided that if the date for performance of any obligation hereunder falls on a day other than a Business Day, the time for such performance shall be extended to the next succeeding Business Day.

8.9          Survival. All of the terms, provisions, covenants and agreements herein contained shall survive the Closing Date and the making and disbursing of the Loan.

8.10       No Joint Venture: Indemnity. All Parties intend that the relationship created by this Loan Agreement and all other Loan Documents be solely that of Borrower as debtor and Holder as creditor, or mortgagor and mortgagee, as the case may be; and in connection therewith:

(a)          Nothing herein, in the Note or in the Mortgage is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship among Borrower and/or the Controlling Entities on the one hand and Holder, on the other hand, nor to grant Holder any interest in the Premises other than that of creditor or mortgagee; it being the intent of the parties hereto that Holder shall have no liability whatsoever for any losses generated by or incurred with respect to the Premises nor shall Holder have any control over the day to day management or operations of the Premises;

(b)          The terms and provisions of this Section shall control and supersede over every other provision and all other agreements among Borrower, the Controlling Entities and other parties hereto;

(c)          Borrower and the Controlling Entities hereby agree to indemnify and hold Holder harmless and defend Holder against any loss or liability, cost or expense (including, without limitation, reasonable attorneys' fees and disbursements) and all claims, actions, procedures and suits arising out of or in connection with any construction of the relationship of Borrower, the Controlling Entities and Holder as that of joint venturers, partners, tenants in common, joint tenants or any relationship other than that of debtor and creditor, or any assertion that such a construction should be made, and arising out of a claim, assertion or litigation directly or indirectly brought by, or on behalf of Borrower or other Controlling Entities; and

(d)          The foregoing indemnity shall survive the repayment of the Loan and the satisfaction of the Mortgage and shall continue so long as any liability for which the indemnity is given may exist or arise.

8.11       Conflict. In the event of any conflict between the terms and provisions contained in this Loan Agreement and the terms and provision contained in the Notes or in any of the other Loan Documents, the terms and provisions of this Agreement shall take precedence and shall control, except as otherwise herein specifically set forth.

8.12       Contribution Among Borrowers. Notwithstanding that the Borrowers are jointly and severally liable to Holder for payment of the Loan, as among the Borrowers, each shall be liable only for such Borrower’s Ratable Share (as hereinafter defined) and, accordingly, each Borrower whose percentage ownership interest in the Premises or other assets are, from time to time, utilized to satisfy a portion of the Indebtedness in excess of such Borrower’s Ratable Share, shall be entitled, commencing 95 days after payment in full of the Indebtedness, to contribution from each of the other Borrowers pro-rata in accordance with their respective liabilities in accordance with this Agreement. As used herein, “Ratable Share” means each Borrower’s percentage interest in the Premises, as such percentage interest is set forth in the Tenant in Common Agreement."

8.13       Joint and Several. Each of the Borrowers shall be jointly and severally liable for payment of the Indebtedness and performance of all other obligations of Borrowers (or any of them) under this Agreement or any other Loan Document."

8.14       Borrower Designee. Each Borrower hereby authorizes, designates and directs CTA General Partner, LLC as Borrower Designee to give Holder directions of any kind, to execute amendments or modifications of any Loan Document, to take the actions or make such deliveries specified herein to be taken or delivered by Borrower hereunder and to give and receive notices of any kind on behalf of such Borrower under this Agreement or any of the other Loan Documents. Any notice given by Holder to Borrower Designee shall be deemed to have been given to each and every Borrower."

8.15       Exculpation of Controlling Entities. No Controlling Entity nor any Person comprising any Controlling Entity as a partner, shareholder, or otherwise, shall be personally liable for repayment of any of the principal of or interest on the Loan or for any deficiency judgment which Holder may obtain after foreclosure or other realization upon the collateral or for the performance of any of the covenants, agreements or payments herein or in the other Loan Documents contained or required, except as follows:

(a)          Each Controlling Entity shall be liable for any loss, cost and damages incurred by Holder (including reasonable attorneys' fees) by reason of any misrepresentation or breach of warranty of such Controlling Entity set forth in Article IV hereof;

(b)          Each Controlling Entity shall be obligated upon and liable for all of the covenants, agreements and payments assumed by such Controlling Entity pursuant to any separate agreement;

(c)          All of the Controlling Entities, jointly and severally, shall be obligated and liable to cause all Adjusted Net Operating Income to be paid over the Holder as provided for in Section 3.3 hereof to the extent not deposited into the Rent Account;

(d)          The Controlling Entities shall be obligated upon and liable for the indemnities specified in Section 8.10 hereof;

and the foregoing provisions of this Section, limiting the exculpations of the Controlling Entities and confirming their respective obligations and liabilities shall supersede the exculpation of the Controlling Entities and each of them contained in any of the other Loan Documents.

IN WITNESS WHEREOF the parties hereto have caused this Loan Agreement to be duly executed all on and as of the day, month and year first above written.

CONTINENTAL TOWERS ASSOCIATES III, LLC,
an Illinois limited liability company

By: CTA GENERAL PARTNER, LLC, a
Delaware limited liability company, its Manager

By: CTA MEMBER, INC., a Delaware
corporation, its Managing Member

By: /s/ Paul G. Del Vecchio
Name: Yochanan Danziger, by Paul G.
Del Vecchio, Attorney-In-Fact
Title: President

CONTINENTAL TOWERS, L.L.C., a Delaware
limited liability company

By: CTA GENERAL PARTNER, LLC, a
Delaware limited liability company, its sole member

By: CTA MEMBER, INC., a Delaware
corporation, its Managing Member

By: Paul G. Del Vecchio
Name: Yochanan Danziger, by Paul G.
Del Vecchio, Attorney-In-Fact
Title: President

/s/ Richard A. Heise
Richard A. Heise

PGRT EQUITY, LLC, a Delaware limited liability
company

By: PRIME GROUP REALTY, L.P.
By: Prime Group Realty Trust, its General
Partner

By: /s/ Paul G. Del Vecchio
Title: Senior Vice President